Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Graham Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.10 par value per share	Other (1)	300,000(2)(3)	$15.96(1)	$4,788,000	.00011020	$527.64

Total Offering Amounts					$4,788,000		$527.64

Total Fee Offsets							— (4)

Net Fee Due							$527.64

(1)

Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”), solely for purposes of calculating the registration fee. The price for Graham Corporation’s (the “Company”) common stock, $0.10 par value per share (“Common Stock”) being registered hereby is based on a price of $15.96 per share of Common Stock, which is the average of the high ($16.30) and low ($15.63) trading prices for a share of Common Stock on August 28, 2023, as reported on the New York Stock Exchange.

(2)

Reflects 300,000 additional shares of Common Stock issuable under the 2020 Graham Corporation Equity Incentive Plan (the “Plan”), as a result of an increase approved by the stockholders of the Company at its 2023 Annual Meeting of Stockholders on August 22, 2023. The Additional Shares are in addition to the shares of Common Stock previously registered for issuance under the Plan pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-249924) filed with the Securities and Exchange Commission on November 6, 2020.

(3)

Pursuant to Rule 416(a) of the Securities Act, this Registration Statement also covers any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of Common Stock.

(4)	The Company does not have any fee offsets.